                                                                       EXHBIT D




         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER 15, 1999, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SHAREHOLDERs AGREEMENT DATED AS OF DECEMBER 15 1999, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SHAREHOLDERs. THE TERMS OF SUCH SHAREHOLDERs AGREEMENT INCLUDE, AMONG OTHER THINGS, VOTING AGREEMENTS AND RESTRICTIONS ON TRANSFERS. COPIES OF THE SECURITIES PURCHASE AGREEMENT AND THE SHAREholders AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.




                             CARRIZO OIL & GAS, INC.


No. W-6                                                     Warrant to Purchase
                                                               2,208,152 Shares
                                                                of Common Stock

                                                              December 15, 1999


                          Common Stock Purchase Warrant
                          -----------------------------

         THIS CERTIFIES that, for value received, CB Capital Investors, L.P. (the "Holder"), or assigns, is entitled to purchase from Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), 2,208,152 shares of the Common Stock, $.01 par value (the "Common Stock"), of the Company, at the price (the "Exercise Price") of $2.20 per share, at any time or from time to time during the period commencing on the date hereof and ending at 5:00 P.M. Eastern time, on December 15, 2007 (the "Expiration Time").

         This Warrant has been issued pursuant to the Warrant Agreement (as amended or supplemented from time to time, the "Warrant Agreement") dated as of December 15, 1999, between the Company and the Initial Holders named therein, and is subject to the terms and conditions, and the Holder is entitled to the benefits, thereof, including without limitation provisions (i) for adjusting the number of Warrant Shares issuable upon the exercise hereof and the Exercise Price to be paid upon such exercise and (ii) providing certain other rights. A copy of the Warrant Agreement is on file and may be inspected at the principal executive office of the Company. The Holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of the Warrant Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

         SECTION 1. Exercise of Warrant. On any Business Day prior to the Expiration Time, the Holder may exercise this Warrant, in whole or in part, by delivering to the Company this Warrant accompanied by a properly completed Exercise Form in the form of Annex A and a check in an aggregate amount equal to the product obtained by multiplying (a) the Exercise Price by (b) the number of Warrant Shares being purchased. Any partial exercise of a Warrant shall be for a whole number of Warrant Shares only.

         SECTION 2. Exercise Price. The Exercise Price is subject to adjustment from time to time as provided in the Warrant Agreement.

         SECTION 3. Exchange of Warrant. On any Business Day prior to the Expiration Date, the Holder may exchange this Warrant, in whole or in part, for Warrant Shares by delivering to the Company this Warrant accompanied by a properly completed Exchange Form in the form of Annex B. The number of shares of Common Stock to be received by the Holder upon such exchange shall be determined as provided in Section 4.2 of the Warrant Agreement.

         SECTION 4. Transfer. Subject to the limitations set forth in the Warrant Agreement, this Warrant may be transferred by the Holder by delivery to the Company of this Warrant accompanied by a properly completed Assignment Form in the form of Annex C.

         SECTION 5. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will issue a new Warrant of like denomination and tenor upon compliance with the provisions set forth in the Warrant Agreement.

         SECTION 6. No Shareholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or, except as otherwise provided in the Warrant Agreement, other rights of a shareholder of the Company, as such.

         SECTION 7. Successors. All of the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 8. Headings. Section headings in this Warrant have been inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Warrant.

         SECTION 9. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT TO THE EXTENT THAT THE NEW YORK CONFLICTS OF LAWS PRINCIPLES WOULD APPLY THE APPLICABLE LAWS OF THE STATE OF TEXAS TO INTERNAL MATTERS RELATING TO CORPORATIONS ORGANIZED THEREUNDER).

                                                                      EXHIBIT D



         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers and this Warrant to be dated as of the date first set forth above.



                                    CARRIZO OIL & GAS, INC.




                                    By:    /s/ S.P. Johnson, IV
                                       ---------------------------------
                                       S.P. Johnson, IV
                                       Chief Executive Officer and President





ATTEST:


By:
   ----------------------------------
   Frank Wojtek
   Chief Financial Officer and Vice President

                                                                        ANNEX A



                                  EXERCISE FORM



                     [To be signed upon exercise of Warrant]



TO CARRIZO OIL & GAS, INC.

         The undersigned, being the Holder of the within Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder _________ shares of, the Common Stock of CARRIZO OIL & GAS, INC. (the "Company") and requests that the certificates for such shares be issued in the name of, and be delivered to, _____________________________, whose address is
__________________________________ ______________________________.

         The undersigned warrants to the Company that the undersigned (a) is not acquiring the Warrant Shares with a view to transfer such Warrant Shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), (b) acknowledges that the issuance of the Warrant Shares has not been registered under the Securities Act and the Warrant Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption therefrom is available and (c) is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         The foregoing exercise is (check one):

______           Irrevocable

______ conditioned upon the consummation of the transaction described briefly below:

                 ---------------------------------------------------------------

                 ---------------------------------------------------------------

                 ---------------------------------------------------------------

                 ---------------------------------------------------------------


Dated:


                                    ------------------------------
                                              (Signature)




                                    ------------------------------
                                              (Address)

                                                                         ANNEX B


                                  EXCHANGE FORM



                     [To be signed upon exercise of Warrant]



TO CARRIZO OIL & GAS, INC.

         The undersigned, being the Holder of the within Warrant, hereby irrevocably elects to exchange, pursuant to Section 4.2 of the Warrant Agreement referred to in such Warrant, the portion of such Warrant representing the right to purchase _________ shares of Common Stock of CARRIZO OIL & GAS, INC. (the "Company"). The undersigned hereby requests that the certificates for the number of shares of Common Stock issuable in such exchange pursuant to such Section 4.2 be issued in the name of, and be delivered to, _____________, whose address is
________________________________________.

         The undersigned warrants to the Company that the undersigned (a) is not acquiring the Warrant Shares with a view to transfer such Warrant Shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), (b) acknowledges that the issuance of the Warrant Shares has not been registered under the Securities Act and the Warrant Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption therefrom is available and (c) is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         The foregoing exchange is (check one):

                 irrevocable
------
                 conditioned upon the consummation of the transaction described briefly below:
------

                 ---------------------------------------------------------------

                 ---------------------------------------------------------------

                 ---------------------------------------------------------------

                 ---------------------------------------------------------------

Dated:


                                    ------------------------------
                                              (Signature)




                                    ------------------------------
                                              (Address)

                                                                       EXHIBIT D

                                                                         ANNEX C


                                 ASSIGNMENT FORM



                  [To be signed only upon transfer of Warrant]


         For value received, the undersigned hereby sells, assigns and transfers unto _________________________, all of the rights represented by the within Warrant to purchase shares of Common Stock of CARRIZO OIL & GAS, INC. (the "Company"), to which such Warrant relates, and appoints ________________________ Attorney to transfer such Warrant on the books of the Company, with full power of substitution in the premises.

Dated:





                                        --------------------------------


                                                          (Signature)




                                        --------------------------------


                                                           (Address)